EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements file no. 33-45089, file no. 333-04247, file no. 333-17303 and file no. 333-33489.



ARTHUR ANDERSEN LLP
Atlanta, Georgia
March 30, 1998